                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           PACIFIC GATEWAY EXCHANGE
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         PACIFIC GATEWAY EXCHANGE, INC.
                        500 Airport Boulevard, Suite 340
                          Burlingame, California 94010
                                 (650) 375-6700

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on July 29, 1999

                               ----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Pacific Gateway Exchange, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 29, 1999, at 8:00 a.m., Burlingame, California time, at the Embassy Suites, 150 Anza Boulevard, Burlingame, California 94010, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

  (1) To elect two persons to the Company's Board of Directors;

  (2) To approve an amendment to the Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 500,000 shares;

  (3) To approve the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

  (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on June 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report for the fiscal year ended December 31, 1998 also accompanies this Notice.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                   BY ORDER OF THE BOARD OF DIRECTORS,

                                   Howard A. Neckowitz, Chairman, President
                                    and
                                   Chief Executive Officer

Burlingame, California
July 2, 1999

                        PACIFIC GATEWAY EXCHANGE, INC.
                       500 Airport Boulevard, Suite 340
                         Burlingame, California 94010
                                (650) 375-6700

                               ----------------

                             1999 PROXY STATEMENT

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pacific Gateway Exchange, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 29, 1999, beginning at 8:00 a.m., Burlingame, California time, at the Embassy Suites, 150 Anza Boulevard, Burlingame, California 94010, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being mailed to stockholders is July 9, 1999.

                         VOTING RIGHTS AND PROCEDURES

   The Company's common stock, $.0001 par value per share (the "Common Stock"), is the only issued and outstanding class of stock. At the close of business on June 1, 1999, the Company had outstanding 19,294,297 shares of Common Stock (each, a "Share"). Each Share entitles the holder thereof to one vote on each matter submitted to a vote of stockholders. Only holders of record of the Common Stock on June 1, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Each share of Common Stock is coupled with a right to acquire Series A Junior Participating Preferred Stock.

   Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. A stockholder who submits a proxy on the accompanying form has the right to revoke it at any time prior to its use by:
(i) delivering a written notice to the Secretary of the Company; (ii) executing a later-dated proxy; or (iii) attending the Annual Meeting and voting in person. However, such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. The form of proxy provides a space for stockholders to withhold their vote for any proposal. Stockholders are urged to indicate their vote on each matter in the space provided. If a properly executed proxy form is returned to the Company and no space is marked, then it will be voted at the meeting by the persons therein named as proxies as follows: (1) FOR the election of the directors recommended by the Board of Directors; (2) FOR the amendment to the Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan"); (3) FOR the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent auditors for the fiscal year ending on December 31, 1999; and (4) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card. A return addressed envelope is enclosed for your convenience.

   A majority of the outstanding Shares entitled to vote, represented either in person or by proxy, will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Approval of the amendment to the Long-Term Incentive Plan and approval of the selection of PricewaterhouseCoopers as the

Company's independent auditors for the fiscal year ending on December 31, 1999 each will require an affirmative vote of the holders of a majority of the Shares present or represented at the Annual Meeting and voting on such proposal, provided a quorum is present.

   In all cases, abstentions will be treated as Shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum. Accordingly, abstentions will have no effect on the outcome of the election of directors, but will have the same effect as voting against the amendment to the Long-Term Incentive Plan and against the approval of the selection of PricewaterhouseCoopers as the Company's independent auditors.

   In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those Shares will be treated as present or represented for purposes of determining the presence of a quorum, but will not be treated as present or represented and entitled to vote for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect directors, to amend the Long-Term Incentive Plan or to approve the selection of PricewaterhouseCoopers.

   In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting and such election inspectors will determine whether or not a quorum is present.

   The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person and by telephone, facsimile, e-mail or other electronic means, all without extra compensation. The Company has retained McKenzie Partners, Inc. to assist in the solicitation of proxies. The fee to be paid to such firm for such services will be borne by the Company and is not expected to exceed $10,000 plus reasonable expenses.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   The Company's Board of Directors consists of six persons. The Company's Restated Certificate of Incorporation provides that the Company's Board of Directors shall be divided into three classes with the terms of office of each class ending in successive years. The Board of Directors has nominated Gail E. Granton and James J. Junewicz, both of whom are current directors of the Company with terms expiring at the Annual Meeting, for election as directors with a term expiring at the 2002 Annual Meeting.

   It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. The nominees have indicated their willingness to serve if elected and the Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy-holder for such person or persons as may be designated by the Board, unless the stockholder has directed otherwise.

   The Board of Directors recommends a vote FOR the election of these nominees as Directors of the Company.

   Set forth below is certain information with respect to the nominees for directors and the other current directors of the Company:

Current Board of Directors

   Name                 Age                    Position(s)
   ----                 ---                    -----------
   Howard A. Neckowitz.  45 Chairman, President, Chief Executive Officer and
                            Director

   Gail E. Granton.....  43 Chief Operating Officer, Global Marketing and
                            Offshore Development, Secretary and Director

   Robert C. Calafell..  58 Director

   Charles M. Dalfen...  56 Director

   James J. Junewicz...  48 Director

   Barry J. Volante....  64 Director

Nominees Seeking Reelection

   Gail E. Granton became Chief Operating Officer, Global Marketing and Offshore Development in 1999. Prior to that she served as Executive Vice President, International Business Development, Secretary and a member of the Board of Directors of the Company since its inception in August 1991. From August 1991 to August 1996, she served as Chief Financial Officer of the Company. From 1986 to August 1991, Ms. Granton served as a consultant to major U.S. and overseas telecommunications companies, focusing on the valuation and due diligence processes for the acquisition of ongoing foreign telecommunications operations and the start-up of competitive carrier operations for international, long distance, local and cellular operations in various countries. From 1982 to 1986, Ms. Granton worked in the International Department of GTE Sprint as a Manager, International Business Development, reporting to Mr. Neckowitz.

   James J. Junewicz has served as a member of the Board of Directors since December 1996. He has been a partner of the law firm of Mayer, Brown & Platt in Chicago, Illinois since 1987. Prior to joining Mayer, Brown & Platt in 1984, Mr. Junewicz served as Assistant General Counsel of the United States Securities and Exchange Commission in Washington, D.C.

Directors Whose Terms of Office Will Continue After this Meeting

   Robert C. Calafell has served as a member of the Board of Directors since October 23, 1998. He is currently the Chief Executive Officer of Calafell & Associates, LLC, a telecom consulting business. Mr. Calafell previously served in many key executive positions with GTE Corporation over a 32-year period including Senior Vice President BBN transition from 1997-1998 and Senior Vice President Corporate Planning & Development from 1995-1997. He also served as Vice President & General Manager--Video Services from 1993-1995 and President of GTE Airfone from 1990-1993. Mr. Calafell serves on the Board of Directors of Stanford Telecom, Inc. and Rann International, is a Trustee of the University of Tampa and is a member of the Board of Governors at the UCLA Center for Communications Policy.

   Charles M. Dalfen has served as a member of the Board of Directors since December 1996. He is a senior partner in the law firm Tory Tory DesLauriers & Binnington in Toronto, Ontario. He has been the President of Dalfen Associates, a consulting firm specializing in telecommunications regulation, since 1982. Prior to that, Mr. Dalfen served from 1976 to 1980 as Vice Chairman of the Canadian Radio-television and Telecommunications Commission.

   Howard A. Neckowitz has served as President, Chief Executive Officer and Chairman of the Board of the Company since its inception in August 1991. Mr. Neckowitz previously served as a consultant to major U.S. and overseas telecommunications companies with respect to valuation and due diligence processes for the acquisition of ongoing foreign telecommunications operations and the start-up of competitive carrier operations for international, long distance, local and cellular operations in various countries. Prior to his consulting experience,

Mr. Neckowitz served from 1982 to 1986 as Director, International Services, at GTE Sprint, where he founded and developed GTE Sprint's international services operation. In this position he was responsible for feasibility analyses supporting GTE Sprint's entrance into the international switch service market. From 1977 to 1982, Mr. Neckowitz worked at AT&T in its Overseas Department.

   Barry J. Volante has served as a member of the Board of Directors since May 1997. He is currently Chief Executive Officer and President of Asset Channels, Inc., a consulting company engaged in the business of telecommunications finance and technology evaluation. He served as Vice President-- Telecommunications Finance of General Electric Capital Corporation from 1994 to 1997. From 1985 to 1994, Mr. Volante served as Manager, Telecommunications Planning Corporation Information Technology of General Electric Company. From 1983 to 1985, Mr. Volante was self-employed as an independent telecommunications consultant advising foreign and domestic clients on telecommunications infrastructure projects.

Meetings and Committees of the Board

   The Board has two standing committees: the Compensation Committee and the Audit Committee. The Board does not have a Nominating Committee or any committee performing similar functions. During the fiscal year ended December 31, 1998 ("fiscal 1998"), the Board met four times and on two occasions acted by unanimous written consent. In fiscal 1998, the Audit Committee met one time and the Compensation Committee met one time. During fiscal 1998, all directors attended at least 75% of the aggregate of such meetings of the Board of Directors and the committees of the Board of which they were a member (or of such meetings during such director's tenure on the Board of Directors).

   All of the directors of the Company are members of the Compensation Committee. Mr. Dalfen and Mr. Volante act as Co-chairs of the Compensation Committee. The Compensation Committee generally establishes the salaries, benefits and overall compensation of the officers and employees of the Company and administers any employee benefit plans of the Company. A subcommittee of the Compensation Committee, consisting solely of outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, administers the Company's Long-Term Incentive Plan and periodically grants options and other equity-based awards pursuant to the Long-Term Incentive Plan.

   Messrs. Robert Calafell, Charles Dalfen, Barry Volante and James Junewicz are the current members of the Audit Committee. Mr. Calafell acts as the Chairman of the Audit Committee. The Audit Committee's responsibilities include recommending to the Board the selection of the Company's independent certified public accountants, reviewing the arrangements and the scope of the independent audit and reviewing annual financial statements.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

   The following table sets forth certain information with respect to the beneficial ownership of the outstanding Common Stock as of May 21, 1999 (unless otherwise indicated) by: (i) each director of the Company; (ii) the Company's chief executive officer and the individuals serving as executive officers of the Company as of May 21, 1999 named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table"; and (iii) all directors and executive officers of the Company as of May 21, 1999 as a group.

                                                        Shares of   Percentage
                                                          Common        of
                                                          Stock     Outstanding
                                                       Beneficially   Shares
                                                         Owned(1)    Owned(1)
                                                       ------------ -----------
Directors and Executive Officers
Howard A. Neckowitz(2)................................  2,686,676       13.7%

Gail E. Granton(3)....................................    896,457        4.6%

Robert C. Calafell(4).................................     15,400          *

Charles M. Dalfen(5)..................................     38,499          *

James J. Junewicz(6)..................................     37,499          *

Barry J. Volante(6)...................................     24,998          *

Ronald D. Anderson(7).................................    212,057        1.1%

Thomas J. Murphy......................................     15,700          *

Robert F. Craver(8)...................................    134,787          *

All directors and executive officers as a group (11
 persons)(9)..........................................  3,447,740       17.2%

Additional 5% Stockholders
Denver Investment Advisors LLC(10)....................  2,025,100      10.52%
 1225 17th Street, 26th Floor
 Denver, Colorado 80202

Franklin Advisers, Inc. (11)..........................  1,786,100       9.28%
 777 Mariners Island Boulevard
 San Mateo, CA 94404

Seligman Communications & Information Fund, Inc.(12)..  1,262,045       6.55%
 100 Park Avenue
 New York, New York 10017

Alliance Capital Management, L.P.(13).................  1,010,200       5.25%
 1345 Avenue of the Americas
 New York, New York 10105

--------
*   Less than 1%
 (1) Calculated pursuant to Rule 13d-3 under the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of May 21, 1999 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
 (2) Includes 84,512 shares held by Ronald L. Jensen and the R.J. & G.J. Jensen Foundation for which Mr. Neckowitz has been given an irrevocable proxy to vote such shares until July 31, 2003 or until either party terminates the arrangement pursuant to the terms of the agreement or, if earlier, the date on which Mr.

    Neckowitz becomes unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, long-term disability, physical incapacity or death. Also includes: (1) 51,914 shares held by the Genisis Foundation, a charitable trust of which Mr. Neckowitz is a co-trustee; (2) 119,640 shares held by Mr. Neckowitz's wife; (3) 27,940 shares held by the Howard A. Neckowitz and Cheryl Neckowitz 1997 Trust of which Mr. Neckowitz is co-trustee; (4) 697,818 shares held by Gail Granton; (5) 32,500 shares held by the Granton Foundation; and (6) 20,000 shares held by the Gail E. Granton Charitable Remainder Unitrust. The shares held by the Genisis Foundation, Mr. Neckowitz's wife, the Howard A. Neckowitz and Cheryl Neckowitz 1997 Trust, Ms. Granton, the Granton Foundation and the Gail E. Granton Charitable Remainder Unitrust are subject to an irrevocable proxy granting Mr. Neckowitz the right to vote such shares. Also includes 327,352 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (3) Includes: (1) 32,500 shares held by the Granton Foundation, a charitable trust of which Ms. Granton is the trustee; and (2) 20,000 shares held by the Gail E. Granton Charitable Remainder Unitrust, a charitable remainder trust of which Milton Granton, Ms. Granton's brother, is the trustee. Ms. Granton, the Granton Foundation and the Gail E. Granton Charitable Remainder Unitrust have each granted an irrevocable proxy to Mr. Neckowitz to vote the shares owned by them. Also includes 146,139 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (4) Includes 15,000 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (5) Includes 37,499 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (6) Represents shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (7) Includes 83,437 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (8) Includes 79,475 shares held by the Robert & Rosalyn Craver Living Trust of which Mr. Craver is co-trustee. The shares held by the Robert & Rosalyn Craver Living Trust are subject to an irrevocable proxy granting Mr. Craver the right to vote such shares. Also includes 55,312 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
 (9) Information provided is for the individuals who were directors and executive officers of the Company on May 21, 1999 and includes 775,066 shares issuable upon the exercise of stock options that are either currently exercisable or will be exercisable by July 20, 1999.
(10) Share ownership for the quarter ended March 31, 1999, as reported on
     Schedule 13F filed with the Securities and Exchange Commission on May 13, 1999. According to such Schedule 13F, Denver Investment Advisors has sole voting authority with respect to 1,115,700 of such shares, and no voting authority with respect to 909,400 of such shares.
(11) Share ownership for the quarter ended March 31, 1999, as reported with the Securities and Exchange Commission on May 5, 1999.
(12) Share ownership for the quarter ended March 31, 1999, as reported on
     Schedule 13F filed with the Securities and Exchange Commission on May 5, 1999. According to such 13F, Seligman Communications has shared voting authority with respect to 1,225,500 of such shares and no voting authority with respect to 36,545 of such shares.
(13) Share ownership for the quarter ended March 31, 1999, as reported on
     Schedule 13F filed with the Securities and Exchange Commission on May 17, 1999. According to such 13F, Alliance Capital has sole voting authority with respect to 497,100 of such shares and shared voting authority with respect to 513,000 of such shares.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

   The following table sets forth in summary form the compensation earned by Howard A. Neckowitz, the Company's Chairman, President and Chief Executive Officer, and each of the Company's other executive officers whose salary and benefits for periods presented exceeded $100,000 (the "Named Executive Officers").

                                          Annual
                                       Compensation    Long-Term Compensation
                                     ----------------- -------------------------
                                                       Restricted    Securities
Name and Principal       Year Ended                      Stock       Underlying
Position                 December 31  Salary   Bonus     Awards      Options (#)
------------------       ----------- -------- -------- ----------    -----------
Howard A. Neckowitz.....    1998     $600,000      --         --       500,000
 Chairman, President,       1997     $300,000 $275,000 $4,134,375(1)   500,000
 Chief Executive Officer
  and                       1996     $295,000      --         --           --
 Director
Gail E. Granton.........    1998     $200,000      --         --           --
 Chief Operating
  Officer,                  1997     $160,000 $125,000        --       225,000
 Global Marketing and       1996     $159,167      --         --           --
 Offshore Development,
 Secretary and Director
Ronald D. Anderson......    1998     $175,000      --         --       120,000(3)
 Executive Vice
  President,                1997     $124,992 $100,000        --       120,000
 Operations and
  Engineering               1996     $123,744      --         --           --
Thomas J. Murphy........    1998     $171,000      --  $  598,125(2)   150,000
 Chief Operating
  Officer,                  1997          --       --         --           --
 Global Network
  Development and           1996          --       --         --           --
 IP Services
Robert F. Craver........    1998     $157,500      --         --        40,000(3)
 Senior Vice President,     1997     $150,000 $ 39,961        --        40,000
 International Relations    1996     $148,750 $100,000        --        10,000

--------
(1) The value of the restricted stock award was determined by multiplying the number of shares awarded to Mr. Neckowitz (75,000) by the closing price of the Company's common stock on NASDAQ on December 30, 1997 ($55.125), the date of the award. As of December 31, 1998, Mr. Neckowitz's aggregate holding of 75,000 restricted shares had a value of $3,604,725, based on the closing price of the Company's common stock on that date of $48.063. This restricted stock vests at 10% per year and all restricted stock becomes 100% vested upon a change in control, death, disability or termination of employment by the Company for reasons other than cause. During the restricted period, Mr. Neckowitz is entitled to vote his restricted stock, and, to the extent dividends were to be declared on the Company's common stock, to receive dividends on his restricted stock.
(2) The value of the restricted stock award was determined by multiplying the number of shares awarded to Mr. Murphy (15,000) by the closing price of the Company's common stock on NASDAQ on August 14, 1998 ($39.875), the date of the award. As of December 31, 1998, Mr. Murphy's aggregate holding of 15,000 restricted shares had a value of $720,945, based on the closing price of the Company's common stock on that date of $48.063. This restricted stock vests at 20% per year and all restricted stock becomes 100% vested upon a change in control, death, disability or termination of employment by the Company for reasons other than cause. During the restricted period, Mr. Murphy is entitled to vote his restricted stock, and, to the extent dividends were to be declared on the Company's common stock, to receive dividends on his restricted stock.
(3) This grant represents a repricing of options. See "Option Repricing."

Option Grants in Last Fiscal Year

   The following table sets forth information with respect to options granted to the Named Executive Officers in 1998:

                                                                           Potential Realized
                                                                                Value at
                                                                         Assumed Annual Rates of
                         Number of   Percent of                                Stock Price
                          Options   Total Options                             Appreciation
                         Awarded in  Awarded to   Exercise or                for Option Term
                           Fiscal   Employees in  Base Price  Expiration -----------------------
Name                        1998     Fiscal 1998    ($/Sh)       Date        5%          10%
----                     ---------- ------------- ----------- ---------- ----------- -----------
Howard A. Neckowitz.....  500,000         28%       $47.750    12/30/08  $15,014,859 $38,050,601
Gail E. Granton.........      --         --             --          --           --          --
Ronald D. Anderson......      --         --             --          --           --          --
Thomas J. Murphy........  150,000          8%       $27.688    09/18/08  $ 2,611,925  $6,619,131
Robert F. Craver........      --         --             --          --           --          --

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The following table sets forth information concerning exercisable and unexercisable stock options at December 31, 1998 for the Named Executive Officers.

                              Number of Securities              Value of Unexercised
                             Underlying Unexercised            In-The-Money Options at
                         Options at Fiscal Year End (#)          Fiscal Year End ($)
                         ----------------------------------   -------------------------
Name                      Exercisable       Unexercisable     Exercisable Unexercisable
----                     ---------------   ----------------   ----------- -------------
Howard A. Neckowitz.....           239,705            901,471 $4,538,074   $1,328,772
Gail E. Granton.........           109,779            181,103 $2,655,687   $2,102,478
Ronald D. Anderson......            63,312             97,688 $1,929,173   $2,137,910
Thomas J. Murphy........               --             150,000        --    $3,056,250
Robert F. Craver........            44,687             40,313 $1,562,009   $1,010,826

Compensation of Directors

   Directors of the Company do not receive cash compensation for services provided as a director. Under the Company's Long-Term Incentive Plan, non-employee Directors will receive an initial option to purchase 20,000 shares of Common Stock upon his or her initial appointment or election to the Board of Directors and yearly grants of options to purchase 10,000 shares of Common Stock. The exercise price of each share underlying the option is equal to the fair market value of a share of Common Stock on the date the option is granted (or on the previous business date if the grant is made prior to the close of the market). In addition, on November 3, 1998, each outside director received a grant of options to purchase 15,000 shares of Common Stock with an exercise price of $29.125, which was the fair market value of the Common Stock on the date of the grant. These options expire on November 3, 2009.

Option Repricing

   The following table sets forth certain information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company during the last 10 completed fiscal years.

                                  Number of                                       Length of
                                 Securities  Market Price   Exercise               Original
                                 Underlying  of Stock at    Price at                Option
                                  Options/     Time of      Time of      New    Term Remaining
                                    SARs     Repricing or Repricing or Exercise   at Date of
                                 Repriced or  Amendment    Amendment    Price    Repricing or
Name                      Date   Amended (#)     ($)          ($)        ($)      Amendment
----                     ------- ----------- ------------ ------------ -------- --------------
Ronald D. Anderson...... 9/18/98   120,000     $27.688       $38.50    $27.688     11/24/07
Robert F. Craver........ 9/18/98    40,000     $27.688       $38.50    $27.688     11/24/07
Sandra D. Grey.......... 9/18/98    40,000     $27.688       $38.50    $27.688     11/24/07
Fred A. Weismiller...... 9/18/98    40,000     $27.688       $38.50    $27.688     11/24/07

Report of Repricing of Options

   On September 18, 1998, the Board approved the repricing of certain options that had previously been granted pursuant to the Company's 1997 Long-Term Incentive Plan. To accomplish this, the Company granted 768,500 options having an exercise price of $27.688, the closing market price of the Company's stock on the date of the repricing, and canceled a like number of outstanding options. The canceled options originally were granted on November 4, 1997, November 24, 1997, December 23, 1997 or February 16, 1998 and had exercise prices ranging from $38.50 to $51.375 per share. Aside from the new exercise price, the terms of the repriced options are identical to the terms of the canceled options. Repriced options were granted to 92 employees, including four executive officers. There was no repricing of options to the Company's top two executives, Mr. Howard Neckowitz, the Company's Chief Executive Officer, and Ms. Gail Granton, the Company's Executive Vice President, International Business Development, or to any directors of the Company. The options repriced represented 25% of the Company's outstanding options as of the repricing date.

   The Board of Directors approved the option repricing because it strongly believes that "in-the-money" stock options provide important incentives for officers and other employees to remain with the Company and to continue to make significant contributions to its progress. As a result of a decrease in the Company's stock price, a significant number of options awarded to officers and employees had become "out-of-the-money." The management advised the Board that the fact that these options were "out-of-the-money" reduced the incentive provided by the options to the detriment of the Company and its shareholders. In addition, the management advised the Board that the repricing was necessary to prevent valuable employees from leaving the Company to receive an "at-the-money" grant of options from another employer. Third, at the time of the repricing, the Company was hiring large numbers of new employees and awarding options with exercise prices reflecting the Company's reduced stock price. The management advised the Board that the repricing would prevent the personal resentment and turmoil that could have resulted if new employees had better option packages than longer term employees who had already established themselves as proven contributors. In order to preserve the motivational aspects of the options and strengthen employee morale, the Board of Directors determined that it was in the best interest of the Company to reprice these options to reflect the fair market value of the Company's common stock based on current trading prices. The Board believes this action was necessary to restore the value of the options as an incentive for the excellent employee performance required to increase the stock price for the benefit of all shareholders.

                       By The Compensation Committee of the Board of Directors:
                                    Howard A. Neckowitz
                                    Gail E. Granton
                                    Charles M. Dalfen
                                    James J. Junewicz
                                    Barry J. Volante

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   The Company entered into new employment agreements, effective January 1, 1998, with each of the Named Executive Officers, other than Thomas Murphy. (Thomas Murphy's agreement was entered into in conjunction with his commencement of employment with the Company and became effective on August 16, 1998.)

   The Company's employment agreement with Howard A. Neckowitz provides that he serves as President and Chief Executive Officer of the Company, and, subject to election, as a director and Chairman of the Board. The agreement provides for: an annual base salary of $600,000, which may be increased pursuant to an annual review by the Compensation Committee; an annual discretionary cash bonus to be determined by the Compensation Committee; $3,000,000 of life insurance; participation in the Company's benefit plans on the same terms as provided to the Company's other senior management employees; the right to receive certain executive perquisites (such as club memberships); and reimbursement of reasonably incurred legal expenses in connection with negotiation and preparation of his employment arrangements. The employment agreement is for a five-year term and is automatically extended for 24-month periods unless notice of non-renewal is provided by either party at least 90 days prior to the end of the employment term.

   Pursuant to the terms of the employment agreement, on December 30, 1997 Mr. Neckowitz received options to purchase 500,000 shares of the Company's Common Stock at $50.1875 per share and on December 30, 1998 Mr. Neckowitz also received options to purchase 500,000 shares of the Company's Common Stock at $47.75 per share, in each case the market price of the Company's stock in effect on that date. The employment agreement originally provided that Mr. Neckowitz would receive on December 30, 1999 a grant of options to purchase 500,000 shares of the Company's Common Stock with an exercise price equal to the market price of the Company's Common Stock on that date. The employment agreement was amended so that instead of receiving this grant, Mr. Neckowitz received on March 15, 1999 options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $28 1/8 per share, the closing price of the Company's Common Stock on March 12, 1999, which was the business date preceding the grant.

   If Mr. Neckowitz is terminated by the Company for reasons other than Cause (and not on account of death or disability) or if he resigns for Good Reason, then he shall receive a severance payment equal to the sum of three years' salary and annual cash bonuses (the "Severance Payment"), payable in equal monthly amounts over a three-year period, as well as payment by the Company of his group-health premiums for such time period that Mr. Neckowitz or any of his dependents is eligible for and elects COBRA continuation coverage. Upon termination of employment on account of death or disability, Mr. Neckowitz (or his estate) is generally entitled to payments of salary for 90 days thereafter and payment by the Company of his group-health premiums for such time period that Mr. Neckowitz or any of his dependents is eligible for and elects COBRA continuation coverage and a pro rata bonus payment. In addition, the Board has agreed that the Company will either provide Mr. Neckowitz with $2 million of additional life insurance or, if Mr. Neckowitz dies, the Company will make salary and bonus payments to his estate until the later of the end of his contract term or two years from his death. If the Company undergoes a Change in Control, then Mr. Neckowitz shall receive from the Company, without regard to whether his employment terminates in connection with such Change in Control, a lump sum payment equal to the Severance Payment described above in lieu of such Severance Payment. Mr. Neckowitz shall be entitled to reimbursement from the Company for any excise tax (including any additional taxes resulting from such reimbursement) incurred on account of compensation payable pursuant to a Change in Control. Mr. Neckowitz's employment agreement also imposes upon him certain obligations of confidentiality.

   Pursuant to a restricted stock agreement dated December 30, 1997, Mr. Neckowitz was awarded 75,000 restricted shares of the Company's Common Stock. Subject to certain conditions and exceptions, the restrictions on such restricted shares expire as to 10% of such shares each year, provided, however, that in the event of Mr. Neckowitz's death, total disability, termination for reasons other than Cause or resignation for Good Reason or in the event of a Change in Control, Mr. Neckowitz shall become vested in the restricted shares as of such date.

   The employment agreements between the Company and Gail E. Granton, Ronald
D. Anderson, Thomas J. Murphy and Robert F. Craver provide for annual base salaries of $200,000, $175,000, $325,000 and $165,000, respectively (each subject to adjustment pursuant to an annual review); an annual discretionary cash bonus determined by the President and based on the performance of the executive, the performance of the Company and other relevant factors; and participation in the Company's benefit plans on the same terms as provided to the Company's other senior management employees. In addition, Mr. Murphy's agreement provided for a one-time signing bonus of $50,000; an initial grant of an option to purchase 150,000 shares of the Company's Common Stock (with the options generally vesting over four years); an award of 15,000 restricted shares of the Company's Common Stock (with such restrictions generally expiring as to 20% of such shares each year); and reimbursement by the Company for reasonable relocation expenses and temporary housing. In the event that the Company chooses not to extend Mr. Murphy's employment term beyond his initial three-year term, an additional 20% of the restricted shares granted pursuant to his employment agreement shall become unrestricted. Ms. Granton's, Mr. Anderson's and Mr. Murphy's employment agreements are for three-year terms, while Mr. Craver's is for a two-year term. At the end of their respective terms, each employment agreement is automatically extended for 12-month periods, unless notice of non-renewal is provided by either party at least 90 days (60 days in the case of Mr. Murphy) prior to the end of the employment term. Under the respective employment agreements, if employment is terminated by the Company for any reason other than Cause (and not on account of death, disability, voluntary resignation or mutual agreement) or if the executive resigns for Good Reason, then the executive shall, subject to certain limited exceptions, receive a severance payment equal to 18 months' salary (for Ms. Granton and Mr. Anderson), 12 months' salary (for Mr. Murphy) or six months' salary (for Mr. Craver), and any unvested options held by the executive at such time shall fully vest (and for Ms. Granton, her outstanding options shall fully vest in the event of non-renewal of her agreement) and shall be exercisable for the period after termination as specified for vested options as stated in the option agreement. In addition, in such circumstance with respect to Mr. Murphy, the portion of the 15,000 restricted shares granted by his employment agreement that are still subject to restrictions shall become unrestricted. Termination of employment on account of voluntary resignation, mutual agreement or Cause generally relieves the Company of any obligation to make future payments or provide future benefits to the executive, while termination of employment on account of death or disability would entitle the executive officer (or his or her estate) to payments of salary generally for a 30-day period.

   Under the employment agreements between the Company and Messrs. Anderson, Murphy and Craver, if the Company undergoes a Change in Control and within two years thereafter the Company terminates the executive for reasons other than Cause or the executive terminates his employment for Good Reason, then the executive shall be entitled to receive a lump sum payment equal to 18 months' salary (for Mr. Anderson), 12 months' salary (for Mr. Murphy) or six months' salary (for Mr. Craver). Pursuant to the terms of the Long-Term Incentive Plan, a Change in Control will cause outstanding options to immediately become exercisable and all shares of restricted stock to immediately become fully vested. (In addition, Mr. Murphy's contract expressly provides for similar acceleration.) Upon a Change in Control, Ms. Granton shall receive, without regard to whether her employment terminates in connection with such Change in Control, a lump sum payment equal to 18 months' salary. Any such payment made to Ms. Granton shall be in lieu of any severance payment otherwise payable to her and she shall be entitled to reimbursement from the Company for any excise tax (including any additional taxes resulting from such reimbursement) incurred on account of compensation payable pursuant to a Change in Control. The employment agreements between the Company and Ms. Granton and Messrs. Anderson and Craver also impose upon each of them obligations of confidentiality, while Messrs. Anderson, Murphy and Craver's employment agreements also impose certain limited obligations not to compete against the Company.

   As used in the employment agreements, "Change in Control" means the earliest to occur of any one of the following events: (1) any person (with certain limited exceptions) becomes the beneficial owner of 25% or more of the Company's voting stock; (2) the majority of the Board of Directors does not consist of individuals who are Incumbent Directors, which term means the members of the Board as of the date of the applicable agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (3) the Company adopts a liquidation plan; (4) the merger or sale of substantially all of the assets of the Company (unless proportional ownership of the Company's stock does not change); or (5) the Company combines with any other company and is the surviving corporation but the shareholders of the

Company immediately prior thereto own less than 50% of the voting stock. (See "Approval of Amendment to Long-Term Incentive Plan" for the definition of "Change in Control" under such plan.)

   During 1998, before entering the agreements with Messrs. Neckowitz, Anderson and Craver and Ms. Granton, the Company retained a professional consultant to research executive compensation levels of similar companies and to advise the Board of Directors. The consultant reviewed these employment agreements and concluded that they were fair and reasonable.

Insider Participation in Compensation Decisions

   Compensation decisions are made by the Compensation Committee, which consists of all of the directors of the Company. Mr. Neckowitz and Ms. Granton do not vote on their respective compensation. Mr. Junewicz has abstained from voting on compensation issues relating to Mr. Neckowitz and Ms. Granton because his law firm represents the Company on various matters. A subcommittee of the Compensation Committee consisting of Messrs. Calafell, Dalfen and Volante makes awards under the Company's Long-Term Incentive Plan, including stock options and restricted stock awards, to the executive officers of the Company, in consultation with the other directors (except that Mr. Neckowitz and Ms. Granton do not consult with respect to their own awards). In addition, a subcommittee of the Compensation Committee consisting of Mr. Neckowitz and Ms. Granton in consultation with Sandra Grey, the Company's Chief Financial Officer, makes awards under the Long-Term Incentive Plan to employees of the Company who are not executive officers.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   The Company's compensation program is designed to enable the Company to attract, motivate and retain the best possible executive talent, people who provide the experience and skills that are vital for the Company to achieve its goals. The Company strives to align the personal financial interests of its executives with the financial interests of stockholders in an effort to maximize stockholder value.

   The Compensation Committee of the Board of Directors and, where appropriate, a subcommittee of outside directors, sets executive compensation, including adjustments to base salaries, bonuses and grants of equity-based awards. The Compensation Committee bases its determinations of overall executive compensation, which include salary, bonus, certain benefits and stock option awards and possibly other forms of equity-based compensation, on subjective factors based upon consideration of, among other factors: (1) the annual and long-term financial performance of the Company, including the creation of stockholder value; (2) the historical financial performance of the Company; (3) the individual executive officer's contribution to the achievement of operating goals and business objectives; and (4) levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the telecommunications industry. The Compensation Committee bases executive compensation on the individual's personal contribution and importance to the success of the Company and on financial performance criteria, including the Company's financial performance and the price of the Company's stock, in the context of the telecommunications industry as well as the economy in general.

   All directors of the Company sit on the Compensation Committee of the Board of Directors. However, Mr. Neckowitz and Ms. Granton do not vote on their respective compensation. In addition, because of the relationship of Mr. Junewicz's law firm with the Company, Mr. Junewicz abstains from voting on matters voted upon by the Compensation Committee relating to the compensation of Mr. Neckowitz and Ms. Granton. A subcommittee of the Compensation Committee consisting of Messrs. Calafell, Dalfen and Volante makes awards under the Company's Long-Term Incentive Plan, including stock options and restricted stock awards, to the executive officers of the Company, in consultation with the other directors (except that Mr. Neckowitz and Ms. Granton do not consult with respect to their own awards). In addition, a subcommittee of the Compensation Committee consisting of Mr. Neckowitz and Ms. Granton, in consultation with Ms. Grey, makes awards under the Company's Long-Term Incentive Plan to employees who are not executive officers.

   During 1998, the salaries of the Company's executive officers including Mr. Neckowitz were generally set pursuant to employment agreements. See "Summary Compensation Table" and "Employment Contracts, Termination of Employment and Change in Control Arrangements."

   The Company believes that equity-based compensation is an effective way of aligning executive compensation with increases in stockholder value. The Company uses the Long-Term Incentive Plan in order to attract and retain employees and other service providers and to identify such individuals with the Company's stockholders through the use of equity-based compensation. The Compensation Committee believes that option grants align executive interests with stockholder interests by providing a direct link between compensation and stockholder returns. The Compensation Committee believes that option grants pursuant to the Long-Term Incentive Plan help retain key executives in the telecommunications industry.

   The Company did not reprice Mr. Neckowitz's options when it repriced those of other employees, but it recognized that the options previously granted to Mr. Neckowitz pursuant to his employment agreement were substantially "out-of-the-money." Accordingly, on March 15, 1999, pursuant to an agreement with Mr. Neckowitz, the Board accelerated the grant of options to purchase 500,000 shares of the Company's stock that was scheduled to be awarded to Mr. Neckowitz on December 31, 1999 pursuant to his employment agreement so that these options were instead awarded to Mr. Neckowitz on March 15, 1999 at an exercise price equal to the closing pricing on March 12, 1999, the business day immediately preceding March 15, 1999. To help assure the availability of a tax deduction for the Company with respect to the options, Mr. Neckowitz will not receive the shares pursuant to the exercise of these options until after his employment terminates. This action was taken to provide Mr. Neckowitz with stock options having an exercise price equal to the current market price of the Company's stock. By accelerating the grant of an option that Mr. Neckowitz was already entitled to receive at a later time, the Board believed that it enhanced the incentive and retention value of Mr. Neckowitz's overall compensation package and gave him an immediate incentive to increase the stock price from its level on March 15,1999. Similarly, on March 15, 1999, Ms. Gail Granton received a grant of options to purchase 115,000 shares of common stock. Ms. Granton received this grant because she had agreed to expand her duties significantly to include overall responsibility for the implementation and success of the Company's retail marketing program, the success of which is critical to achieving the Company's business plan. The Company's independent compensation consultant advised the Board that taking the above actions with respect to Mr. Neckowitz and Ms. Granton was reasonable and appropriate in view of the considerations set forth above.

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 1998. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible by the Company.

                       By The Compensation Committee of the Board of Directors:
                                    Howard A. Neckowitz
                                    Gail E. Granton
                                    Robert C. Calafell
                                    Charles M. Dalfen
                                    James J. Junewicz
                                    Barry J. Volante

                            STOCK PERFORMANCE GRAPH

   The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index--U.S. Companies (a broad market index) and the Nasdaq Telecommunications Index (an industry index) for the period from July 19, 1996, the date upon which the Common Stock was registered pursuant to Section 12 of the Exchange Act, through December 31, 1998. The comparison reflects the investment of $100 on July 19, 1996, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the Nasdaq Market Index and the Nasdaq Telecommunications Index. The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.

                                           NASDAQ
                   PACIFIC GATEWAY   TELECOMMUNICATIONS     NASDAQ MARKET INDEX
                   EXCHANGE, INC.          INDEX               U.S. COMPANIES
        7/19/96       100.00              100.00                  100.00

       12/31/96       286.27              108.16                  119.27

       12/31/97       422.06              159.76                  146.36

       12/31/98       376.96              261.42                  205.38

                    ASSUMES $100 INVESTED ON JULY 19, 1996
                         ASSUMES DIVIDENDS REINVESTED
                     FISCAL YEAR ENDING DECEMBER 31, 1998

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company has entered into indemnification agreements with its directors and officers. Such agreements require the Company to indemnify such individuals and are, in some cases, broader than the specific indemnification provisions contained in the Delaware Law.

   Ronald Jensen, who during the first part of 1998 beneficially owned in excess of 5% of the Company's Common Stock, has entered into an Irrevocable Proxy and Voting Agreement with Mr. Neckowitz granting Mr. Neckowitz the right to vote until July 31, 2003 all his shares, as well as shares held by the R.J. & G.J. Jensen Foundation, in aggregate, 84,512 shares as of May 21, 1999. Either party may terminate the agreement after July 31, 1999 by giving the other party eighteen months' advance written notice (the earliest notice date is July 31, 1999 for a termination date of January 21, 2001). The agreement is null and void if Mr. Neckowitz becomes unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, long-term disability, physical incapacity or death.

   Mr. Neckowitz, Ms. Granton and Mr. Anderson beneficially own an aggregate of approximately 3.4% of the outstanding stock of AvTel Communication, Inc. ("AvTel"). In addition, immediate family members of Mr. Jensen beneficially own 48.4% of the outstanding stock of AvTel, according to AvTel's proxy statement filed with the Securities and Exchange Commission on April 20, 1999. In addition, according to AvTel's proxy statement, Mr. Jeffrey Jensen, one of Ronald Jensen's sons, is a director of AvTel. AvTel acquired Matrix Telecom, Inc. ("Matrix") pursuant to an exchange transaction on December 1, 1997. Prior to such acquisition, the individuals listed above were Matrix stockholders. The Company recorded revenues from sales of telecommunications services to AvTel of $11.5 million during fiscal 1998, accounting for 2.5% of the Company's revenues.

   In connection with the Company's public offering of common stock in July 1996, the Company sold 1,800,000 shares, or 9.5% of the outstanding shares, directly to KDD America, Inc. ("KDD America"), a subsidiary of Kokusai Denshin Denwa, an international telecommunications carrier based in Japan ("KDD Japan"). At that time, the Company and KDD Japan entered into a seven-year cooperation agreement that contemplated joint projects in the communications field. KDD sold all of its stock of the Company during fiscal 1998. During fiscal 1998, the Company made net payments to KDD Japan, reduced by amounts owed to the Company by KDD Japan, of $3.9 million in connection with exchanging traffic.

   The Company obtains legal services from Mayer, Brown & Platt, the law firm of which James J. Junewicz is a partner.

                                  PROPOSAL 2
               APPROVAL OF AMENDMENT TO LONG-TERM INCENTIVE PLAN

   The Company's Long-Term Incentive Plan authorizes the award of stock options, stock appreciation rights ("SARs"), stock grants, (which may be subject to restrictions), performance stock and performance units, and authorizes the establishment of one or more stock purchase programs. The Company's stockholders initially approved the Long-Term Incentive Plan in 1997, at which time the maximum number of shares available for awards under the plan was 4,000,000 shares. The Board of Directors of the Company believes that the Long-Term Incentive Plan has proved to be of substantial value to the Company. The Long-Term Incentive Plan has enabled the Company to offer employees long-term performance-based compensation, such as options. This has motivated employees to contribute to the financial success of the Company and has aligned employees with stockholder interests. The Board believes that the Long-Term Incentive Plan is very important to the Company's ability to attract and retain employees. However, the Company only has 484,496 shares of Common Stock remaining available for grants under the Long-Term Incentive Plan, which is insufficient to adequately continue to provide such compensation to employees of the Company. Accordingly, the Board has adopted an amendment to the Long-Term Incentive Plan increasing the aggregate number of shares available for awards to 4,500,000 shares (i.e. an increase of 500,000 shares), subject to stockholder approval.

   The Company has agreed that following stockholder approval of the Long-Term Incentive Plan, the Company will not reprice any options granted under the Long-Term Incentive Plan or any other plan without stockholder approval. The Company has also agreed that it will not reprice any options between the date hereof and the date of the Annual Meeting. In addition, the Company has agreed that if the amendment to the Long-Term Incentive Plan is approved by stockholders, the Company will limit awards of additional shares of restricted stock under such plan to 200,000 shares.

   The Company has granted, and will continue to grant, equity based awards, including stock options, to non-officer employees and newly hired employees, with such grants being made outside of the Long-Term Incentive Plan. Such awards are in addition to the 4,500,000 shares of stock authorized pursuant to the amended Long-Term Incentive Plan.

Summary of Plan, as Amended

   The following summary of the Long-Term Incentive Plan, as amended, is qualified in its entirety by reference to the complete text of the Long-Term Incentive Plan, which is set forth in Exhibit A to this Proxy Statement.

   Administration. The Compensation Committee of the Board of Directors has been appointed to administer the Long-Term Incentive Plan, and has the exclusive authority to make awards under the plan and all interpretations and determinations affecting the Long-Term Incentive Plan.

   Participation. Subject to the terms of the Long-Term Incentive Plan, the Compensation Committee determines which employees, directors, or other individuals providing services to the Company shall be eligible to receive awards under the Long-Term Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards. The Plan also provides for the automatic award of stock options to non-employee directors of the Company.

   Shares Available for Awards. The number of shares which may be awarded under the Long-Term Incentive Plan shall not exceed 4,500,000 shares in the aggregate. No Participant shall receive options or SARs under the Plan covering more than 500,000 shares in any one-year period, if the option or right is intended to constitute performance-based compensation exempt from the $1 million limit on deductible compensation (discussed in Report of the Compensation Committee of the Board of Directors on Executive Compensation), although options or stock appreciation rights that do not satisfy the performance-based compensation exemption may be granted to the individual in excess of that limit. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the Long-Term Incentive Plan, the number or type of shares subject to outstanding awards, and the exercise price thereof, shall be appropriately adjusted. The closing price per share of Common Stock on June 30, 1999 was $29.125, as reported on the Nasdaq National Market System.

   Change in Control. All awards under the Plan will become fully vested upon a change in control of the Company. Generally, for purposes of the Long-Term Incentive Plan, a change in control will be deemed to occur upon: (i) the acquisition of more than 50% of the Company's voting stock by any party (other than by certain related parties); (ii) the approval of a merger or reorganization of the Company (other than certain mergers or reorganizations where the approving shareholders continue to hold more than 50% of the voting securities of the corporation resulting from such merger or reorganization), a sale of substantially all of the Company's assets or the liquidation of the Company; or (iii) the election of directors to the Board which were not recommended by the incumbent directors.

   Stock Options and Stock Appreciation Rights. Options awarded under the Long-Term Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options which are not intended to satisfy Section 422 of the Code. SARs may be granted in tandem or otherwise in connection with options, or may be granted as free-standing awards. Exercise of an option will result in the corresponding surrender of any tandem SAR. Under the terms of the Long-Term Incentive Plan, options and SARs will have an exercise price that is established by the Committee. Options and SARs become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards. Options and SARs shall expire on the date determined by the Compensation Committee, which shall not be later than the earliest to occur of: (i) the tenth anniversary of the grant date; (ii) the first anniversary of the participant's termination of employment by reason of death or disability; (iii) the third anniversary of the participant's termination of employment by reason of retirement; or (iv) the three-month anniversary of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine.

   In the event that the holder of an option pays all or a portion of the exercise price in shares of Common Stock, the Compensation Committee may award an option (a "Reload Option") to purchase the number of shares surrendered in payment of the exercise price. The exercise price of the Reload Option shall be the fair market value of a share of Common Stock on the date of grant. The Reload Option shall not be exercisable for a period of six months and shall expire on the same date as the original option with respect to which it was granted.

   Each non-employee Director receives an option to purchase 20,000 shares of Common Stock upon his or her initial appointment to the Board of Directors (an "Initial Option"). On each subsequent anniversary of the Initial Option, the non-employee Director receives an option to purchase an additional 10,000 shares of Common Stock, unless the non-employee Director has terminated service on the Board prior to such date. The exercise price of each share underlying the option is equal to the fair market value of a share of Common Stock on the date the option is granted. The options vest and become exercisable with respect to 1/4 of the shares awarded, on the first anniversary of the grant date (the "Initial Vesting Date") and with respect to an additional 1/16 of the shares awarded, on each subsequent 3-month anniversary of the Initial Vesting Date until the option is fully exercisable. The options expire on the earliest to occur of: (i) the tenth anniversary of the grant date; (ii) the first anniversary of the Director's termination of service by reason of death or disability; or (iii) the three-month anniversary of the Director's termination of service for any other reason.

   Stock Awards and Purchase Programs. Under the Long-Term Incentive Plan, the Compensation Committee may grant awards of Common Stock to participants, which shall be subject to such conditions and restrictions, if any, as the Compensation Committee may determine. During the period a stock award is subject to restrictions or limitations, the Compensation Committee may award the participant dividend rights with respect to such shares. The Long-Term Incentive Plan also provides that the Compensation Committee may establish one or more stock programs that may permit purchases of Common Stock at up to a 50% discount or provide for the award of matching Common Stock at a matching rate that is not greater than one matching share for each share of Common Stock purchased by the participant. Matching awards may not be made in connection with discount purchases of stock.

   Performance Shares. The Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives, or performance units that entitle the participant to receive value for the units at the end of a performance period to the extent provided under the award. In either case, the number of shares or units and the performance measures and periods shall be established by the Compensation Committee at the time the award is made.

   Tax Consequences of Option Awards. A participant who is granted a stock option will not be subject to federal income tax at the time of grant and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified option, generally the difference between the option price and the fair market value of the Common Stock on the date of exercise will be considered ordinary income to the participant and generally the Company will be entitled to a corresponding tax deduction.

   Upon exercise of an incentive stock option, no taxable income will be recognized by the participant and the Company is not entitled to a tax deduction by reason of such exercise. However, if Common Stock purchased pursuant to the exercise of an incentive stock option is sold within two years from the date of grant or within one year after the transfer of such Common Stock to the participant, then the difference, with certain adjustments, between the fair market value of the Common Stock at the date of exercise and the option price will be considered ordinary income to the participant and generally the Company will be entitled to a corresponding tax deduction.

Plan Benefits

   Approximately 250 employees and 5 outside consultants are currently eligible for discretionary awards under the Long-Term Incentive Plan. In addition, new employees and outside consultants may become eligible for discretionary awards in the future. No decision has been made with respect to which eligible individuals, if any, will receive discretionary awards under the Long-Term Incentive Plan or the amount or type of any such awards.

   The Board of Directors recommends that the stockholders vote FOR the approval of the Long-Term Incentive Plan.

                                  PROPOSAL 3
                       APPROVAL OF SELECTION OF AUDITORS

   Unless marked to the contrary, proxies will be voted for the selection of PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending on December 31, 1999. PricewaterhouseCoopers was engaged as the Company's independent auditors in June 1995 and has audited the Company's consolidated financial statements for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998.

   Representatives of PricewaterhouseCoopers will attend the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

   The Board of Directors recommends that the stockholders vote FOR the selection of PricewaterhouseCoopers as the Company's independent auditors.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company not later than March 11, 2000, at its principal executive offices, Attention: Howard A. Neckowitz, Chairman, President and Chief Executive Officer, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that annual meeting.

   The Company's bylaws provide that for business to be properly brought before a meeting by a stockholder or for a stockholder to nominate a person for election as a director, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal or nomination to be presented at an annual meeting shall be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's (or the Company's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. In the event of a nomination for director to be elected at a special meeting at which directors are to be elected pursuant to the Company's notice of special meeting, notice by the stockholders to be timely must be received not later than the closing of business on the tenth day following the day on which such notice of the date of the special meeting was mailed. Under the circumstances described in, and upon compliance with Rule 14A-4(c) under the Securities Exchange Act of 1934, management may solicit proxies that confer discretionary authority and vote such proxies with respect to stockholder proposals that do not meet the above described advance notice requirements.

                             ADDITIONAL INFORMATION

   A copy of the Company's Annual Report to Stockholders for fiscal 1998 is being provided to stockholders with this Proxy Statement.

                                   BY ORDER OF THE BOARD OF DIRECTORS,

                                   Howard A. Neckowitz, Chairman, President
                                    and
                                     Chief Executive Officer

July 2, 1999
Burlingame, California

                                                                       EXHIBIT A

                         PACIFIC GATEWAY EXCHANGE, INC.
                         1997 LONG-TERM INCENTIVE PLAN

                                   AS AMENDED

                               TABLE OF CONTENTS

 SECTION 1 GENERAL..........................................................   1
    1.1.  Purpose..........................................................    1
    1.2.  Participation....................................................    1

 SECTION 2 OPTIONS..........................................................   1
    2.1.  Definitions......................................................    1
    2.2.  Eligibility......................................................    1
    2.3.  Price............................................................    2
    2.4.  Exercise.........................................................    2
    2.5.  Post-Exercise Limitations........................................    2
    2.6.  Expiration Date..................................................    2
    2.7.  Reload Provision.................................................    3

 SECTION 3 STOCK APPRECIATION RIGHTS........................................   3
    3.1.  Definition.......................................................    3
    3.2.  Eligibility......................................................    3
    3.3.  Exercise.........................................................    3
    3.4.  Settlement of Award..............................................    4
    3.5.  Post-Exercise Limitations........................................    4
    3.6.  Expiration Date..................................................    4

 SECTION 4 STOCK AWARDS.....................................................   4
    4.1.  Definition.......................................................    4
    4.2.  Eligibility......................................................    5
    4.3.  Terms and Conditions of Awards...................................    5

 SECTION 5 STOCK PURCHASE PROGRAM...........................................   5
    5.1.  Purchase of Stock................................................    5
    5.2.  Matching Shares..................................................    5
    5.3.  Restrictions on Shares...........................................    5

 SECTION 6 PERFORMANCE UNITS................................................   6
    6.1.  Definition.......................................................    6
    6.2.  Eligibility......................................................    6
    6.3.  Terms and Conditions of Awards...................................    6
    6.4.  Settlement.......................................................    6
    6.5.  Termination during Performance Period............................    6

 SECTION 7 OPERATION AND ADMINISTRATION.....................................   7
    7.1.  Effective Date...................................................    7
    7.2.  Shares Subject to Plan...........................................    7
    7.3.  Individual Limits on Awards......................................    7
    7.4.  Adjustments to Shares............................................    7
    7.5.  Limit on Distribution............................................    9
    7.6.  Liability for Cash Payments......................................    9
    7.7.  Performance-Based Compensation...................................    9
    7.8.  Withholding......................................................    9
    7.9.  Transferability..................................................    9
    7.10. Notices..........................................................   10
    7.11. Form and Time of Elections.......................................   10
    7.12. Agreement With Company...........................................   10

                                      (i)

    7.13. Limitation of Implied Rights.....................................   10
    7.14. Evidence.........................................................   10
    7.15. Action by Company or Related Company.............................   10
    7.16. Gender and Number................................................   10

 SECTION 8 COMMITTEE........................................................  11
    8.1.  Administration...................................................   11
    8.2.  Selection of Committee...........................................   11
    8.3.  Powers of Committee..............................................   11
    8.4.  Delegation by Committee..........................................   11
    8.5.  Information to be Furnished to Committee.........................   11
    8.6.  Liability and Indemnification of Committee.......................   11

 SECTION 9 CHANGE IN CONTROL................................................  12

 SECTION 10 AMENDMENT AND TERMINATION.......................................  13

 APPENDIX A AWARDS TO NONEMPLOYEE DIRECTORS.................................  14

                                      (ii)

                        PACIFIC GATEWAY EXCHANGE, INC.
                         1997 LONG-TERM INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

   1.1. Purpose. The Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan (the "Plan") has been established by Pacific Gateway Exchange, Inc. (the "Company") to:

  (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

  (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals;

  (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

  (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

   1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 8) shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more awards under Sections 2, 3, 4, 5 or 6 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company, any director and any other person providing material services to the Company or a Related Company.

                                   SECTION 2

                                    OPTIONS

   2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of common stock of the Company ("Stock") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A "Non-Qualified Stock Option" is an Option that is not intended to be an Incentive Stock Option.

   2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section and shall determine the number of shares of Stock subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

   2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following:

  (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a share of Stock on such date; further, provided, in no event shall the purchase price of a share of Stock under an Incentive Stock Option be less than the Fair Market Value (defined below) of a share of stock at the time the Option is granted.

  (b) Subject to the following provisions of this subsection, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

  (c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

  (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Committee.

  (e) The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing price per share of Stock (or the mean of the closing bid and asked prices of a share, if the Stock is so reported) on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the NASDAQ National Market System or other national or regional securities exchange or market system on which the Stock is primarily traded, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported.

   2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

  (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or achievement of Stock ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

  (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

  (c) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right (as described in Section 3), if any.

   2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

   2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

  (a) the ten-year anniversary of the date on which the Option is granted;

  (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

  (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

  (d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination after providing at least five years of service to the Company or the Related Companies and attaining age 65.

   2.7. Reload Provision. In the event the Participant exercises an Option and pays all or a portion of the purchase price in Stock in the manner permitted by subsection 2.3, or satisfies withholding obligations in Stock if permitted under subsection 7.8, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the purchase price or withholding in shares of Stock.

                                   SECTION 3

                           STOCK APPRECIATION RIGHTS

   3.1. Definition. Subject to the terms of this Section, a "Stock Appreciation Right" granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (b) a specified price designated at the time the Stock Appreciation Right is granted or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

   3.2. Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously-granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.

   3.3. Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

  (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights or achievement of objectives relating to Stock ownership by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Stock Appreciation Right under circumstances designated by it at the time the Stock Appreciation Right is granted or thereafter. No Stock Appreciation Right subject to this paragraph may be exercised by a Participant after the Expiration Date (as defined in subsection 3.6) applicable to that Stock Appreciation Right.

  (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

   3.4. Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash or in a combination thereof, in the discretion of the Committee.

   3.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant and such other factors as the Committee determines to be appropriate.

   3.6. Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following provisions of this subsection, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:

  (a) the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

  (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or

  (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

  (d) if the Participant's Date of Termination occurs by reason other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

                                   SECTION 4

                                  STOCK AWARDS

   4.1. Definition. Subject to the terms of this Section, a Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

   4.2. Eligibility. The Committee shall designate the Participants to whom Stock Awards are to be granted and the number of shares of Stock that are subject to each such Award.

   4.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

  (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

  (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

    (i) On and after date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

    (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

    (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

    (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.

                                   SECTION 5

                             STOCK PURCHASE PROGRAM

   5.1. Purchase of Stock. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee; provided, however, that with respect to shares of Stock purchased under a program that does not result in an award of matching shares (as provided in subsection 5.2), the purchase price may not be less than 50% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average stock value over a period determined by the Committee), and further provided that the purchase price may not be less than par value.

   5.2. Matching Shares. Except as otherwise provided in subsection 5.1, any Stock purchase program established by the Committee under this Section may provide for the award of matching shares of Stock.

   5.3. Restrictions on Shares. The Committee may impose such restrictions with respect to shares purchased under subsection 5.1, or matching shares awarded pursuant to subsection 5.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 4.

                                   SECTION 6

                               PERFORMANCE UNITS

   6.1. Definition. Subject to the terms of this Section, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

   6.2. Eligibility. The Committee shall designate the Participants to whom Performance Units are to be granted and the number of units subject to each such Award.

   6.3. Terms and Conditions of Awards. For each Participant, the Committee will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and the number of earned Performance Units to be paid in shares of Stock.

   6.4. Settlement. Settlement of Performance Units shall be subject to the following:

  (a) The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

  (b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two and distributed in a lump sum or installments, as determined by the Committee.

    (i) For Performance Units stated in units representing shares of Stock when granted, either one share of Stock will be distributed for each unit earned or cash will be distributed for each unit earned equal to either (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

    (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

  (c) Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine. Such vesting restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 4.

   6.5. Termination during Performance Period. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 7

                         OPERATION AND ADMINISTRATION

   7.1. Effective Date. The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company (the "Board"); provided, however, that Awards granted under the Plan prior to its approval by stockholders will be contingent on approval of the Plan by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

   7.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 7.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 4,500,000 shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available under the Plan.

   7.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or Stock Appreciation Right under the Plan that is intended to constitute "performance-based compensation" (as that term is used in section 162(m) of the Code) to the extent that the sum of:

  (a) the number of shares of Stock subject to such Award;

  (b) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award; and

  (c) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the Participant under other plans or arrangements of the Company and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of subsection 7.4, a Participant's "Individual Limit" shall be 500,000 shares. Options and Stock Appreciation Rights that are not intended to constitute "performance-based compensation" shall not be subject to the limit otherwise imposed by this subsection 7.3.

   7.4. Adjustments to Shares.

  (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

  (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such shares, subject to the following:

    (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

    (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

    (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

  (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

    (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

    (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

    The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

  (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

  (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

  (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

   7.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

  (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

  (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

   7.6. Liability for Cash Payments. Subject to the provisions of this Section, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

   7.7. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

  (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

  (b) The submission of such Awards and performance goals to the Company's stockholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

  (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options or Stock Appreciation Rights, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

   7.8. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan.

   7.9. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, the Committee may permit

Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust for the benefit of a Participant's family), subject to such limits as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

   7.10. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

   7.11. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

   7.12. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

   7.13. Limitation of Implied Rights.

  (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

  (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

   7.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

   7.15. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

   7.16. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 8

                                   COMMITTEE

   8.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 8.

   8.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Securities Exchange Act of 1934.

   8.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

  (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award.

   8.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

   8.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

   8.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 9

                               CHANGE IN CONTROL

   Except as otherwise provided in the Plan or in the agreement reflecting the applicable Award, ten days prior to the occurrence of a Change in Control (i) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable, (ii) all shares of Restricted Stock and Performance Stock shall become fully vested, (iii) all vesting restrictions imposed under subsection
6.3 (relating to restrictions on shares purchased by Participants and matching shares) shall cease to apply, and (iv) Performance Units may be paid out in such manner and amounts as determined by the Committee; provided, however, such vesting, lapse of restrictions and payments shall be contingent upon the consummation of the Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

  (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

  (b) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  (c) approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

                                  SECTION 10

                           AMENDMENT AND TERMINATION

   The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 7.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                  APPENDIX A

                        AWARDS TO NONEMPLOYEE DIRECTORS

   1. Eligible Directors. Each director of the Company who is not an employee of the Company or Related Company and who does not own stock possessing more than 3% of the total combined voting power of all classes of stock of the Company (a "Nonemployee Director") shall be eligible for awards under this Appendix A.

   2. Option Award. Each individual who is a Nonemployee Director upon his or her initial election or appointment to the Board shall be awarded an Option to purchase 20,000 shares of Stock upon such initial election or appointment (an "Initial Option"). Thereafter, on each subsequent anniversary of such election or appointment, if the Nonemployee Director is then a member of the Board, the Nonemployee Director shall be awarded an Option to purchase 10,000 shares of Stock (an "Annual Option"). Nonemployee Directors who were first appointed to the Board prior to the effective date of this Plan and received an Initial Option under the Pacific Gateway Exchange, Inc. 1995 Stock Option Plan (the "1995 Plan") shall be eligible for Annual Options under this Plan on the anniversary of the Initial Option awarded under the 1995 Plan, to the extent that the Company determines that Annual Awards will no longer be made under the 1995 Plan.

   3. Exercise Price. The exercise price per share with respect to an Option awarded under this Appendix A shall be the Fair Market Value of a share of Stock on the date such Option is awarded.

   4. Vesting. Each Option granted under this Appendix A shall become exercisable: (i) with respect to 1/4 of the shares awarded, on the first anniversary of the grant date (the "Initial Vesting Date"); and (ii) with respect to an additional 1/16 of the shares awarded, on each subsequent 3-month anniversary of the Initial Vesting Date until such time as this Option is fully exercisable. All outstanding Options awarded under this Appendix A shall become immediately exercisable upon a Change in Control of the Company.

   5. Expiration. The Expiration Date with respect to any Option awarded under this Appendix A shall be the earliest to occur of:

  (a) the ten-year anniversary of the date on which the Option is granted;

  (b) if the Nonemployee Director's service on the Board terminates by reason of death or Disability, the one-year anniversary of such termination of service;

  (c) if the Nonemployee Director's service on the Board terminates for any reason other than death or Disability, the three-month anniversary of such termination of service.

   6. Other Terms and Conditions. Except as provided in this Appendix A, the Option shall be subject to all of the terms and conditions of the Plan.

                         Pacific Gateway Exchange, Inc.               1999 PROXY
                 Annual Meeting of Stockholders--July 29, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Howard A. Neckowitz and Gail E. Granton, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the annual meeting of stockholders (the "Annual Meeting") of Pacific Gateway Exchange, Inc. (the "Company") to be held on July 29, 1999 at 8:00 a.m., Pacific time, at the Embassy Suites, 150 Anza Boulevard, Burlingame, California 94010, and at any adjournments thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3
1. Election of the following directors to serve as Class I directors for a term expiring at the 2002 annual meeting.
  Gail E. Granton   James J. Junewicz
  [_] FOR all listed nominees
  [_] WITHHOLD AUTHORITY to vote for all listed nominees
  [_] LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------
2. Approval of the amendment of the 1997 Long-Term Incentive Plan.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

--------------------------------------------------------------------------------
            (Continued, and to be signed and dated on reverse side)
                          (Continued from other side)
3. Approval of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
4. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.
                                           This proxy will be voted as
                                           directed. If no direction is made,
                                           it will be voted "FOR" Items 1, 2
                                           and 3 and in the proxies'
                                           discretion with respect to item 4.

                                                         Dated __________, 1999
                                           ------------------------------------
                                           Signature(s) of Stockholder(s)
                                           ------------------------------------
                                           Signature if held jointly

                                           PLEASE SIGN exactly as name appears
                                           above. Joint owners should each
                                           sign. Executors, administrators,
                                           trustees, etc. should so indicate
                                           when signing. If signer is a
                                           corporation, then please sign full
                                           name by duly authorized officer.